Exhibit (j)





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 60 to the registration statement on Form N-1A ("Registration Statement") of our report dated April 11, 2003 to the financial statements and financial highlights which appear in the February 28, 2003 Annual Report to Shareholders of Scudder Select 500 Fund (a series of Value Equity Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Accountants and Reports to Shareholders" and "Financial Statements" in such Registration Statement.




/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
October 1, 2003